EXHIBIT 10.3

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 6, 2020, by and among CM Bermuda Limited, a Bermuda exempted company limited by shares (the “Shareholder”), CMIG International Holding Pte. Ltd., a Singapore incorporated company (“CMIG International”), Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares (the “Company”), and Third Point Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of 110,480,720 Company Shares (together with such additional Company Shares that become beneficially owned (within the meaning of Rule 13d−3 promulgated under the Exchange Act) by the Shareholder, whether upon the conversion of convertible securities or otherwise, after the date hereof until the Expiration Date (as defined below), the “Subject Shares”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Company Board has unanimously (a) determined that the Merger Consideration constitutes fair value for each Company Share in accordance with the Bermuda Companies Act, (b) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company, (c) approved the Merger, the Merger Agreement and the Statutory Merger Agreement and (d) resolved to recommend the approval of the Merger, the Statutory Merger Agreement and the Merger Agreement to the holders of Company Shares; and
WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Shareholder and CMIG International enter into this Agreement, and the Shareholder and CMIG International desire to enter into this Agreement to induce Parent to enter into the Merger Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Voting of Shares; Election. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the shareholders of the Company (whether annual, special or otherwise) however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company proposed by the Company with respect to any of the following, when a meeting is held, the Shareholder shall appear at such meeting (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and shall vote or cause to be voted the Subject Shares that the Shareholder is entitled to vote, and when a written consent is proposed, respond to each request by the Company for written consent and consent (a) in favor of the approval of the Merger, the Statutory Merger Agreement and the Merger Agreement and the transactions contemplated thereby and any other matters necessary or reasonably requested by Parent for consummation of the Merger and the other transactions contemplated by the Merger Agreement and (b) against any other action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. The Shareholder shall make a Mixed Election with respect to all of the Subject Shares and the Shareholder will not thereafter revoke such Mixed Election prior to the Election Deadline.
2.Irrevocable Proxy. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, without limiting the obligations of the Shareholder under this Agreement, the Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent set forth on Annex A hereto, and any individual who shall hereafter succeed to any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote the Subject Shares in accordance with Section 1 above; provided that the proxy and the power of attorney granted by the Shareholder shall be effective if, and only if, the Shareholder has not delivered to the Company at least three (3) Business Days prior to the date of an applicable meeting of the shareholders of the Company (or, as applicable, any adjournments or postponements thereof), a duly executed proxy card voting the Shareholder’s Subject Shares in accordance with Section 1 above and has not revoked such duly executed proxy card. This proxy is coupled with an interest and shall be irrevocable, and the Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Shareholder with respect to the Subject Shares. This proxy and the power of attorney is given by the Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent and to secure the performance of the duties of the Shareholder under this Agreement. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Shareholder. The irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date.
3.Transfer of Shares.
(a)The Shareholder covenants and agrees that during the period from the date of this Agreement until the Expiration Date, the Shareholder will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares, (ii) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares or (iv) take any other action or enter into any agreement or undertaking that would reasonably be expected to restrict, limit or interfere with the performance of the Shareholder’s obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by the Shareholder in connection with the transactions contemplated by the Merger Agreement. CMIG International covenants and agrees that during the period from the date of this Agreement through the Expiration Date, CMIG International will not, directly or indirectly, (x) Transfer, or cause to be Transferred, any of the equity interests in the Shareholder (the “Shareholder Shares”) or (y) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any of the Shareholder Shares; provided that CMIG International shall, with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), be permitted to make any such Transfer of Shareholder Shares that does not result in any another Person becoming the beneficial owner of an amount of Shareholder Shares that is equal to or greater than the amount of Shareholder Shares beneficially owned by CMIG International after giving effect to such Transfer.
(b)At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, the Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and Transfer of the Subject Shares). The Company shall not register, or permit the Company’s transfer agent to register, a Transfer of any of the Subject Shares in violation of this Agreement. The Company shall immediately withdraw and terminate any such stop transfer order and notice following the Expiration Date.
4.Acquisition Proposals. The Shareholder and CMIG International shall not, and shall cause each of its Subsidiaries (other than the Company and its Subsidiaries), directors, executive officers and employees not to, and shall direct its other Representatives not to, directly or indirectly, (a) solicit, initiate, induce or knowingly facilitate the making of any proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Proposal, (b) engage in or otherwise participate in any discussions or negotiations with any other Person regarding, or furnish to any other Person any material non-public information for the purpose of knowingly facilitating, a Company Alternative Proposal or (c) approve or recommend, make any public statement approving or recommending, or enter into any agreement relating to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Company Alternative Proposal, and the Shareholder and CMIG International shall not, alone or together with any other Person, make a Company Alternative Proposal (the actions described in clause (a), (b) and (c), collectively, the “Restricted Activities”). Notwithstanding the foregoing, to the extent that the Company or the Company Board is permitted to engage in any Restricted Activities pursuant to Section 5.02 of the Merger Agreement, the Shareholder and CMIG International may participate in such Restricted Activities; provided that such action by the Shareholder and CMIG International would be permitted to be taken by the Company or the Company Board pursuant to Section 5.02 of the Merger Agreement.
5.Transactions Involving CMIG International. Nothing in this Agreement, including Section 3 or Section 4, shall prohibit CMIG International from being party to, or consummating, any restructuring, reorganization or recapitalization of CMIG International or other similar transaction involving CMIG International or its securityholders that (a) does not result in a sale of shares of capital stock, assets or businesses of the Shareholder or the Company, (b) subject to the proviso in the last sentence of Section 3(a), does not result in a Transfer of Shareholder Shares and (c) would not reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the Merger Agreement.
6.Fiduciary Duties. This Agreement is being entered into by the Shareholder and CMIG International solely (a) in the case of the Shareholder as a record and/or beneficial owner of the Subject Shares, and (b) in the case of CMIG International, as a record and/or beneficial owner of the equity interests of Shareholder. Nothing in this Agreement shall restrict or limit the ability of the Shareholder, CMIG International or any of their respective Affiliates who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its shareholders.
7.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder. Except as otherwise provided herein, Parent shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Shares.

8.Cooperation. The Shareholder and CMIG International shall (a) promptly provide, or cause to be provided, to any Governmental Authority whose approval is required in connection with the transactions contemplated by the Merger Agreement (an “Applicable Governmental Authority”), on a confidential basis (if permitted under the applicable insurance Laws), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Authority relating to the Shareholder or CMIG International and (b) use commercially reasonable efforts to promptly provide, or cause to be provided, to any Applicable Governmental Authority, on a confidential basis (if permitted under the applicable insurance Laws), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Authority relating to the directors, executive officers, shareholders, members or partners of the Shareholder or CMIG International or Persons who are deemed or may be deemed to “control” the Shareholder or CMIG International within the meaning of applicable insurance Laws, or its or their structure, ownership, businesses, operations, investment management, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, general and limited partners, members or shareholders. If requested or required by any Applicable Governmental Authority, the Shareholder and CMIG International shall promptly file, or cause to be filed, an acquisition of control or disclaimer of control or other filing under applicable insurance Laws, as appropriate, and shall (or, in the case of clause (y) below, use commercially reasonable efforts to) include therein all information required by applicable Law with respect to (x) the Shareholder and CMIG International and (y) any of their respective directors, executive officers, shareholders, members or partners, and all Persons who are deemed or may be deemed to “control” the Shareholder or CMIG International within the meaning of applicable insurance Laws, including in each case any information required by Law in respect of any individuals (such as personal financial statements, fingerprints, biographical affidavits and any other information that is customarily required in such filings). Subject to the foregoing, the Shareholder and CMIG International agree that the obligations and duties of Parent and the Company in Section 5.05 of the Merger Agreement (other than Section 5.05(c) thereof) shall apply to the Shareholder and CMIG International, mutatis mutandis, including, but not limited to, the obligation to use each of their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and to assist and cooperate with Parent, Merger Sub and the Company in doing, all things necessary, proper or advisable to fulfill all conditions to Closing and consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by the Merger Agreement and the obligation to use reasonable best efforts to obtain all necessary, proper or advisable actions or nonactions, consents, approvals, authorizations, waivers and qualifications from Applicable Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and using reasonable best efforts to take all steps as may be necessary to obtain a consent, approval, authorization, waiver or exemption from any Applicable Governmental Authority. In addition, and without limiting the foregoing, subject to the terms and conditions set forth in this Agreement and the Merger Agreement, each of the parties hereto agrees that it will cooperate in good faith with the other parties and use its reasonable best efforts to provide its written consent to any change, modification, amendment or waiver to the terms of the Merger Agreement that may be requested by the parties with authority to amend the Merger Agreement, in a reasonably timely manner. The obligations of the Shareholder and CMIG International set forth in this Section 8 shall be referred to herein as the “Obligations”.
9.Additional Covenants.
(a)Further Assurances. From time to time and without additional consideration, but subject to Section 8, the Shareholder and CMIG International shall (at their sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at its sole cost and expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, prior to or at the Closing, each of the Shareholder, Parent and the Company shall execute the Registration Rights Agreement, the Investor Rights Agreement, and any other agreement to which the Shareholder is contemplated to be a party (subject to any changes thereto that the Shareholder and CMIG International are required to agree to as a result of the Obligations) and which is reasonably required to effect the Merger and the other transactions contemplated by the Merger Agreement, in each case, in substantially the same form as attached as an Exhibit to the Merger Agreement (if applicable), with such changes, amendments or modifications as may be required in compliance with the Obligations (subject to the terms and conditions of the Merger Agreement).
(b)Waiver of Appraisal Rights. The Shareholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 106(6) of the Bermuda Companies Act or otherwise in connection with the Merger with respect to any and all Subject Shares held by the undersigned of record or beneficially owned.
(c)No Legal Action. The Shareholder and CMIG International shall not, and shall cause their respective Representatives not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Shareholder or CMIG International (or their performance hereunder) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that the Shareholder has (or may be alleged to have) to the Company or to the other holders of the Common Shares.
(d)Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Shares by reason of any split-up, subdivision, reverse stock split, consolidation, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Company Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
(e)Disclosure. The Shareholder and CMIG International hereby authorize the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, including in the Registration Statement and the Joint Proxy Statement, the Shareholder’s and CMIG International’s identity, the Shareholder’s ownership of the Subject Shares and the nature of the Shareholder’s and CMIG International’s obligations under this Agreement.
(f)Public Announcements. Neither the Shareholder nor CMIG International shall issue any press release or otherwise make any public statement (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or the Merger Agreement or the matters contemplated hereby or thereby and shall not issue any such press release or make any such public statement without prior consultation with the Company and without the prior consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Shareholder and CMIG International may, without the prior consent of Parent and without prior consultation with the Company, issue such press release or make such public statement (i) as may be required by Law or Order, (ii) that is consistent in all material respects with, and not additive to, a prior press release or public statement approved by the parties hereto or (iii) to enforce its rights and remedies under this Agreement. Parent shall use its reasonable best efforts to consult with the Shareholder and CMIG International prior to issuing any press release or otherwise making any public statement (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or the Merger Agreement or the matters contemplated hereby or thereby and shall not issue any press release or make any public statement that names or refers to the Shareholder or CMIG International without the prior consent of the Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Parent may, without the prior consent of the Shareholder, issue such press release or make such public statement (x) as may be required by Law or Order, (y) that is consistent in all material respects with, and not additive to, a prior press release or public statement approved by the parties hereto or (z) to enforce its rights and remedies under this Agreement.
(g)Series B Claims. Prior to the Effective Time, each of the Shareholder and CMIG International shall and shall cause their respective Representatives to (i) give prompt notice to Parent of any written information that comes to its attention, or any written communication received, regarding the Series B Claims (excluding any such information or communication that the Shareholder or CMIG International receive from the Company), (ii) not make any admission that could reasonably be expected to result in liability for the Company with respect to the Series B Claims, (iii) provide Parent with periodic updates regarding live or telephonic meetings between CMIG International and any Series B Shareholder and (iv) consult with Parent regarding the strategy for addressing the Series B Claims. Prior to the Effective Time, Parent shall and shall cause its Representatives to (w) give prompt notice to the Company, the Shareholder and CMIG International of any written information that comes to its attention, or any written communication received, regarding the Series B Claims (excluding any such information or communication that Parent receives from the Company), (x) not make any admission that could reasonably be expected to result in liability for the Company with respect to the Series B Claims, (y) provide the Company, the Shareholder and CMIG International with periodic updates regarding live or telephonic meetings between Parent and any Series B Shareholder, and (z) consult with CMIG International regarding the strategy for addressing the Series B Claims.
10.Representations and Warranties of the Shareholder and CMIG International. The Shareholder and CMIG International hereby represent and warrant to Parent as follows:
(a)Authority. Each of the Shareholder and CMIG International has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Shareholder and CMIG International of this Agreement have been duly authorized and approved by the Shareholder and CMIG International. This Agreement constitutes a legal, valid and binding obligation of each of the Shareholder and CMIG International, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception. Other than as provided in the Merger Agreement, the execution, delivery and performance by each of the Shareholder and CMIG International of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or the Shareholder’s or CMIG International’s ability to observe and perform its obligations hereunder.
(b)No Conflicts. The execution, delivery and performance of this Agreement by the Shareholder and CMIG International, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of the constitutional documents of the Shareholder or CMIG International or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or CMIG International, or to either of their property or assets.
(c)The Subject Shares. The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than any of the foregoing that would not prevent, impede or delay in any material respect the Shareholder’s ability to perform its obligations hereunder or as created by this Agreement. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares, and CMIG International does not own, of record or beneficially, any shares of capital stock of the Company. The Shareholder has the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, the Subject Shares, and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay the Shareholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to Transfer, or cause to be Transferred, any of the Subject Shares and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares. There are no agreements or arrangements of any kind, contingent or otherwise, obligating CMIG International to Transfer, or cause to be Transferred, any of the equity interests of the Shareholder and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such equity interests of the Shareholder.
(d)Ownership. No Governmental Authority (i) controls the Shareholder or CMIG International or (ii) to the actual knowledge of each of the Shareholder and CMIG International, is the beneficial owner, directly or indirectly, of five percent (5%) or more, of the shares of the Shareholder or CMIG International.
(e)Litigation. As of the date hereof, there is no Action pending or threatened against the Shareholder or CMIG International that questions the beneficial or record ownership of the Shareholder’s Subject Shares, the validity of this Agreement or any action taken or to be taken by the Shareholder or CMIG International in connection with this Agreement.
(f)Election. The Shareholder acknowledges that it has participated in the negotiation of the Merger Agreement, including the negotiations over the form and terms of the Mixed Election, has been represented by counsel in connection with such negotiations and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of making the Mixed Election and is capable of bearing the economic risks of such election.
(g)Finders Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder or CMIG International.
(h)Governmental Approvals. Except as set forth in Annex B hereto, neither the Shareholder nor CMIG International is required to obtain the Consent of, or make any filing, declaration or registration with, any Governmental Authority in connection with the consummation of the transactions contemplated by the Merger Agreement, other than such Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the Merger Agreement or the ability of the Shareholder or CMIG International to perform its obligations under this Agreement.
11.Representations and Warranties of Parent. Parent represents and warrants to the Shareholder and CMIG International as follows:
(a)Authority. Parent is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Parent Board, and no other corporate action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement. This Agreement has been duly executed and delivered by Parent, and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)No Conflicts. The execution, delivery and performance of this Agreement by Parent, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of the constitutional documents of Parent or any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent, or to its property or assets.
(c)Litigation. As of the date hereof, there is no Action pending or threatened against Parent that questions the validity of the Merger Agreement or any action taken or to be taken by Parent in connection with the Merger Agreement.
12.Representations and Warranties of the Company. The Company represents and warrants to Parent as follows: The Company is a Bermuda exempted company, validly existing and in good standing under the Laws of Bermuda and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
13.Termination.
(a)This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the written agreement of the Shareholder and Parent to terminate this Agreement and (iv) the entry into, or granting of any change, modification or amendment to, or waiver of, the terms of the Merger Agreement pursuant to Section 8.02 thereof (other than an amendment, modification or waiver that is ministerial in nature and does not adversely affect the substantive rights of the Shareholder in any way, or is intended to correct a manifest error in the Merger Agreement) for which the Shareholder and CMIG International did not provide prior written consent; provided, that the Shareholder and CMIG International are in compliance in all material respects with the Obligations at the time of such termination.
(b)Upon termination of this Agreement in accordance with Section 13, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any party hereto; provided, that the provisions set forth in this Section 13 through Section 23 shall survive the termination of this Agreement.
14.Specific Enforcement; Effect of Breach Under Merger Agreement.
(a)The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 15(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right to specific enforcement is an integral part of the transactions contemplated by this Agreement and the Merger Agreement and without that right, Parent would not have entered into this Agreement or the Merger Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 14 shall not be required to provide any bond or other security in connection with any such order or injunction.

(b)Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that no breach of any representation or warranty contained in this Agreement shall give rise to the failure of any condition to the Merger to be satisfied or the right of any party to terminate the Merger Agreement.
15.Governing Law; Jurisdiction.
(a)This Agreement, and all Actions (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction.
(b)All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 15(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 19 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
16.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 16.
17.Waivers and Amendment. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party entitled to waive compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the parties hereto. Any waiver of any provision or term of this Agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party entitled to grant such waiver, it is authorized in writing by an authorized Representative of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.
18.Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of, and be enforceable by and against, the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, and any attempted assignment without the prior written consent of the other party shall be void and have no effect.
19.Notices. All notices, requests, consents, claims, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail (except if not a Business Day then the next Business Day) to the e-mail address set out below, (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business

Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, requests, consents, claims, demands and other communications, in each case to the respective party, will be sent to the applicable address set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19):
If to Parent, to it at:
Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
Attention:  Janice R. Weidenborner
Email:  Janice.Weidenborner@thirdpointre.bm
with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Nicholas F. Potter
Email:  nfpotter@debevoise.com
If to the Shareholder or CMIG International, to it at:
CMIG International Holding Pte. Ltd.
8 Marina Boulevard #13-01
Marina Bay Financial Centre, Tower 1
Singapore 018981
Attention: Raymond Tan
         Weihe Shang
Email: raymondtan@cm-inv.com
         shangweihe@cm-inv.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Todd E. Freed
         Jon A. Hlafter
Email:   todd.freed@skadden.com
         jon.hlafter@skadden.com
If to the Company, to it at:

Sirius International Insurance Group, Ltd.
14Wesley Street, 5th Floor
Hamilton HM11 Bermuda
Attention: Gene Boxer
E-mail:  Gene.Boxer@siriusgroup.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Sean M. Keyvan
         Jonathan A. Blackburn
E-mail:   skeyvan@sidley.com
         jblackburn@sidley.com
20.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
21.Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
22.Section Headings. The section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
23.Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by email or other electronic means intended to preserve the original graphic or pictorial appearance of a document, such delivery by email or other electronic means to be deemed as effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
THIRD POINT REINSURANCE LTD.
By: /s/ Sid Sankaran
Name: Sid Sankaran
Title: Director

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
By: /s/ Kernan V. Oberting
Name: Kernan V. Oberting
Title: President & CEO

CMIG INTERNATIONAL HOLDING PTE. LTD.
By: /s/ Raymond Tan
Name: Raymond Tan
Title: CEO

CM BERMUDA LIMITED
By: /s/ Raymond Tan
Name: Raymond Tan
Title: Director

[Signature Page to Voting and Support Agreement]

Annex A

Proxy Holders

Name	Title
Daniel V. Malloy	Chief Executive Officer
Christopher S. Coleman	Chief Financial Officer
Janice R. Weidenborner	Executive Vice President, Group General Counsel and Secretary
Suzanne L. Wylie	Assistant Vice President, Legal Administration